UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2018

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 9, 2018, Comcast Bidco Limited (“Comcast Bidco”), an indirect wholly-owned subsidiary of Comcast Corporation (“Comcast”), completed its previously announced acquisition of 672,783,139 ordinary shares of Sky plc (“Sky”) (representing approximately 39.12% of the issued ordinary share capital of Sky) for £17.28 per share, or £11,625,692,641.92 in the aggregate (the “Acquisition”), pursuant to the terms and conditions of the Agreement for the Sale and Purchase of Share Capital of Sky plc dated as of October 3, 2018, among Comcast Bidco and affiliates of Twenty First Century Fox, Inc., BSKYB Holdco Inc. and 21st Century Fox UK Nominees Limited (the “Purchase Agreement”).

The description above is a summary and is qualified in its entirety by the Purchase Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by Comcast on October 4, 2018, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 9, 2018, Comcast Bidco issued an announcement announcing the completion of the Acquisition, the satisfaction of the acceptance condition to its mandatory offer to purchase all of the outstanding shares of Sky (the “Mandatory Offer”), and, accordingly, that the Mandatory Offer has become wholly unconditional. A copy of the announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information contained Exhibit 99.1, shall not be deemed “filed” with the U.S. Securities and Exchange Commission (the “SEC”) nor incorporated by reference in any registration statement filed by Comcast under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Announcement of Comcast Bidco Limited, dated October 9, 2018.

No Offer or Solicitation

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The information included in this document may contain statements which are, or may be deemed to be, “forward looking statements”. Such forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Comcast and Sky and their respective associated companies will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this document may relate to the financial position, business strategy, plans and objectives of management for future operations of Comcast and Sky and their respective associated companies, and other statements other than historical facts. In some cases, these forward-looking statements can be identified by the use of forward looking terminology, including the terms “believes”, “estimates”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “intends”, “may”, “will” or “should” or their negatives or other variations or comparable terminology. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. If any one or more of these risks or uncertainties materializes or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward-looking statements should therefore be construed in the light of such factors. Neither Comcast, Comcast Bidco or any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this document will actually occur. Given these risks and uncertainties, you should not place any reliance on forward looking statements, which speak only as of the date of the relevant document.

Each of Comcast and Comcast Bidco expressly disclaims any obligation or undertaking to update or revise any forward-looking statement (except to the extent legally required).

Unless expressly stated otherwise, no statement contained or referred to in this document is intended to be a profit forecast or profit estimate.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Announcement of Comcast Bidco Limited, dated October 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: October 9, 2018	By:	/s/ Daniel C. Murdock
		Name:	Daniel C. Murdock
		Title:	Senior Vice President